UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/25/2014

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2014, Michael R. Odell, President & Chief Executive Officer of The Pep Boys - Manny, Moe & Jack (the "Company") and a member of the Company's Board of Directors (the "Board"), resigned from his positions with the Company, effective immediately.

The Company accepted Mr. Odell's resignation as a termination without cause under his Non-Competition Agreement. Pursuant to the terms of that agreement, in exchange for a severance payment equal to one year's base salary, Mr. Odell has executed a release of any and all claims against the Company and has agreed to hold all Company information confidential and will not solicit the Company's employees for a period of one year. In addition, in exchange for his agreement not to compete with Company for six months, Mr. Odell was given until March 25, 2015 to exercise certain of his vested stock options and provided with medical benefits and outplacement services for the next twelve months.

Also on September 25, 2014, the Board appointed John T. Sweetwood, a member of the Board, to serve in an interim basis as the Chief Executive Officer of the Company.   During his service as Chief Executive Officer, Mr. Sweetwood will cease to serve as a member of the Audit and Nominating & Governance Committees, but will continue as a member of the Board.

In connection with his appointment as interim Chief Executive Officer, Mr. Sweetwood entered into a letter agreement with the Company, which provides for payment to Mr. Sweetwood of a base salary at the rate of $70,000 per month and for reimbursement of Mr. Sweetwood's reasonable, out-of-pocket costs for temporary housing in Philadelphia, use of an automobile and periodic air travel to and from his home in Atlanta, subject to a monthly limit established by the Board. Mr. Sweetwood will not be eligible for director fees or director equity awards during his service as interim Chief Executive Officer.

In connection with the foregoing actions, the Board approved the award of retention incentives to each of the Company's senior executives, including the named executive officers, David R. Stern, Christopher J. Adams, Thomas J. Carey and James F. Flanagan, identified in the Company's 2014 Proxy Statement. In each case, the senior executives will be granted restricted stock units with a value equal to 50% of the executive's base salary on the date of grant and generally vesting subject to the executive's continued employment with the Company through December 31, 2015.

Item 9.01.    Financial Statements and Exhibits

(d) The following exhibit is filed with this report:

Exhibit No. 10.1   Letter Agreement dated September 25, 2014, between John T. Sweetwood and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: September 26, 2014	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Letter Agreement dated September 25, 2014, between John T. Sweetwood and the Company.